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                                                                    EXHIBIT 99.1


                          CONSENT OF DIRECTOR NOMINEES


     We hereby consent to be named in the Registration Statement of Easyriders, Inc. on Form S-4 (Registration No. 333-58501) as persons nominated to become directors of Easyriders, Inc., and we consent to serve as directors of Easyriders, Inc. in the event the Reorganization (as defined in the Registration Statement) is consummated.



/s/ Robert Davis                        /s/ Wayne L. Knyal
------------------------                -------------------------
Robert Davis                            Wayne L. Knyal


/s/ Daniel J. Gallery                   /s/ Ellen Meagher
------------------------                -------------------------
Daniel J. Gallery                       Ellen Meagher


/s/ Joseph J. Jacobs                    /s/ Joseph Teresi
------------------------                -------------------------
Joseph J. Jacobs                        Joseph Teresi